Power of Attorney

     With Respect to the Allstate Life Insurance Company of New York Filing
                                on Form N-4 for
                  Allstate Life of New York Separate Account A

     Know all men by these presents that Samuel H. Pilch., whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorney-in-fact, with power of substitution, and herein any and all capacities, to sign any registration statements and amendments thereto for the Form N-4 Allstate Life of New York Separate Account A and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date: November 10, 1999

/s/ SAMUEL H. PILCH
----------------------------
Samuel H. Pilch

                                Power of Attorney

     With Respect to the Allstate Life Insurance Company of New York Filing
                                on Form N-4 for
                  Allstate Life of New York Separate Account A

     Know all men by these presents that Joseph J. Richardson, Jr., whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorney-in-fact, with power of substitution, and herein any and all capacities, to sign any registration statements and amendments thereto for the Form N-4 Allstate Life of New York Separate Account A and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date: November 10, 1999

/S/ JOSEPH J. RICHARDSON, JR.
-----------------------------
Joseph J. Richardson, Jr.